PROMISSORY NOTE
                                 ---------------


Date:    December 2, 2005

Maker:   HEMIWEDGE VALVE CORPORATION, a Texas corporation

Maker's Mailing Address:

         12060 FM 3083
         Conroe, TX  77301


Payee: SODERBERG RESEARCH AND DEVELOPMENT, INC., a Texas corporation
         INPROP, INC. , a Texas corporation
         JEANNETTE SODERBERG, an individual

Payee's Mailing Address:

         176 April Cove
         Montgomery, TX  77356

Place for Payment (including county):

         600 Travis, 53rd Floor
         Houston, Texas  77002

Principal Amount:

         ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00).

Annual Interest Rate on Unpaid Principal Amount:

         Interest at the rate of Six Percent (6%) per month for 24 months.

Annual Interest Rate on Past Due Amounts:

         Past due principal and interest shall bear interest from the date due until paid at a default rate of Twelve Percent (12%) per annum.



                                 Promissory Note
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Terms of Payment (principal and interest):

              Unpaid principal and accrued interest thereon, together with all other sums due hereunder, shall be payable as herein provided in twenty-four equal installments, beginning on January 1, 2006 and ending on December 1, 2007.

         For Value received, Maker promises to pay to the order of Payee in lawful money of the United States at the Place for Payment (or such other address as the Payee may designate to the Maker in writing from time to time) and according to the Terms of Payment, the Principal Amount, or so much thereof as shall have been advanced hereunder from time to time and remain unpaid, plus interest as provided herein at the rate stated above. Interest, as provided herein, shall be computed on the basis of the actual number of days elapsed over a 365-day or, if applicable, 366-day year.

         If Maker defaults in the timely payment of this note and the default continues after ninety (90) days' prior written notice thereof from Payee to Maker, then Payee may at its option declare the outstanding principal amount of this note and all accrued interest thereon immediately due. Maker and each surety, endorser and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notice of acceleration of maturity, protests and notices of protest.

         If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all reasonable costs of collection, including reasonable attorneys' fees and court costs, in addition to all other amounts due.

         Notwithstanding any other provision hereof, interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, charged or received under applicable law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides all other provisions in this and all other instruments concerning the debt evidenced by this note.

         Maker may from time to time prepay all or part of this note without penalty and interest shall cease to accrue on the portion of the Principal Amount prepaid as of the date of prepayment. Prepayments shall be applied first to accrued unpaid interest and then to principal.



                                 Promissory Note
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         This note may be amended  only by the  written  agreement  of Maker and
Payee and any right or power of Payee hereunder may be waived only by the written agreement of Payee. Delay by Payee in the exercise of any right or power hereunder shall not operate as a waiver of such right or power and no waiver by Payee of any right or power hereunder shall operate as a waiver of any subsequent right or power unless specifically provided to the contrary in the written agreement evidencing such waiver.

         The rights and obligations evidenced by this note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, legal representatives, successors and assigns; provided, however, that no assignment or other transfer of this note by Maker shall relieve Maker of its obligations to Payee hereunder in the absence of the prior written agreement of Payee.

         THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND IT SHALL BE ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS THEREOF.

         Each Maker, if more than one, is responsible for all obligations represented by this note.

         When the context requires, singular nouns and pronouns shall include the plural, the masculine shall include the feminine gender (and vice-versa), and the term Payee shall include the successors and assigns thereof.


         THIS NOTE EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN PAYEE AND MAKER AND OTHER PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDE ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. MAKER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN MAKER AND PAYEE WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE.


                                 HEMIWEDGE VALVE CORPORATION,
                                 a Texas corporation

                                 By: /s/ Larry C. Shumate
                                     -----------------------------------
                                     Larry C. Shumate
                                     President



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                                 Promissory Note
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